1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SNWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2
Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2025, A. Michael Stolarski, a member of the Board of Directors (the “Board”) of Sanuwave Health, Inc., a Nevada corporation (the “Company”), notified the Company of his decision to resign from the Board, effective May 27, 2025. Mr. Stolarski’s resignation is not a result of any disagreement between him and the Company, its management, the Board or any committee of the Board.

To fill the vacancy resulting from Mr. Stolarski’s resignation, the Board appointed Gregory Bazar to the Board, effective as of May 27, 2025, to serve as a director of the Company until the 2025 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, retirement, disqualification, resignation or removal. Mr. Bazar also was appointed to serve as a member of the Compensation Committee of the Board.

Mr. Bazar does not have an interest in any related person transactions (as defined in Item 404(a) of Regulation S-K) with the Company.

In connection with his appointment to the Board, Mr. Bazar received a grant of 41,333 stock options at an exercise price of $27.97 per share, which options have a term of ten years and will vest in 12 equal installments on each quarterly anniversary of the grant date. Pursuant to the Company’s director compensation plan, Mr. Bazar also will receive quarterly grants of fully vested stock options with a value equal to $20,000 using the Black Scholes valuation on the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: May 28, 2025	By:	/s/ Peter Sorensen
	Name:	Peter Sorensen
	Title:	Chief Financial Officer
3